Exhibit 99

1700 Broadway, Suite 2300 Denver, CO 80290‑2300 Phone: 303‑837‑1661 FAX: 303‑861‑4023

News Release

Company Contact: Eric K. Hagen	July 31, 2019
Title: Vice President, Corporate Affairs	For immediate release
Phone: 303‑837‑1661
Email: Eric.Hagen@whiting.com

Whiting Petroleum Corporation Announces Second Quarter 2019

Financial and Operating Results

•	Second Quarter 2019 Daily Production Averaged 127,090 BOE/d
•	Second Quarter Capital Expenditures totaled $232 Million with $216 Million Related to Operated Properties and $16 Million Related to Non-Operated Properties
•	Foreman Butte Results Exceed Expectations; Initial 30-Day Rates on first 11 Wells Average 910 Barrels of Oil per Day, a 117% Increase over Historical Results
•	Announces Agreements to Sell $53 million of Non-Operated Properties

DENVER – July 31, 2019 – Whiting Petroleum Corporation (NYSE: WLL) today announced its financial and operating results for the second quarter of 2019.

Whiting’s production totaled 11.6 million barrels of oil equivalent (MMBOE), an average of 127,090 barrels of oil equivalent per day (BOE/d).  Crude oil and natural gas liquids (NGLs) comprised 65% and 17%, respectively, of total production.

Bradley J. Holly, Whiting’s Chairman, President and CEO commented, “We remain committed to our strategy which prioritizes returns and free cash flow.  In the face of highly volatile commodity prices and a constrained gas infrastructure market in North Dakota, we are taking strong measures to improve our margins and deliver on our goal of generating peer leading free cash flow.  Our strategic plan is designed to deliver a better cost structure and more consistent results.”

Mr. Holly continued, “We also remain committed to leading the way in implementing new technologies to streamline our operations and further unlock the full potential of the expanding Bakken core in North Dakota. Our initial wells in our Foreman Butte property delivered strong production results, which demonstrates our technical acumen and ability to create value in areas previously considered outside the core.”

Operations Update

Second quarter 2019 production averaged 127,090 BOE/d.  Williston Basin production averaged 113,191 BOE/d.  Redtail field production averaged 13,137 BOE/d.  Second quarter oil production averaged 81,980 barrels of oil per day (Bbl/d).  Infrastructure constraints and associated operating delays reduced this production by approximately 3,000 Bbl/d.  These constraints are projected to persist through the remainder of 2019 as reflected in the Company's updated guidance.

In the Foreman Butte area, Whiting put its first 11 wells on production during the quarter.  They produced an average of 910 Bbl/d per well over the first 30 days on production.  This compares to historical results in the area that produced an average of 420 Bbl/d per well over a similar period.  This 117% increase in productivity stems from the application of Whiting’s proprietary completion process.  Whiting purchased the Foreman Butte area, which encompasses 54,833 net acres, for $130 million in July of 2018. The property had 1,290 BOE/d at the time of purchase.

Second Quarter 2019 Capital Expenditures Summary

During the second quarter 2019, Whiting’s capital expenditures totaled $232 million.  This includes $16 million for non-operated drilling and completions. In the second quarter, Whiting put on production 50 gross wells in the Williston Basin.

Divestiture of Non-Operated Properties

Subsequent to the quarter, Whiting entered into agreements to sell $53 million of non-operated properties.  These properties encompass 6,800 net acres and had production of 703 BOE/d as of April 2019.  The transactions are anticipated to close during the third quarter 2019.

Organizational Redesign and Cost Realignment Strategy

In a separate press release issued today in conjunction with this second quarter 2019 earnings report, Whiting announced that, following a comprehensive assessment of its organization, operations and cost structure, it is implementing an organizational redesign and cost reduction strategy to better align Whiting’s business with the current operating environment and drive long term value.  As part of this restructuring plan, the Company has reduced its workforce by 33% or 254 positions.  Of this total, 94 positions are executive and corporate positions.  Whiting expects the restructuring to result in $50 million of annual cost savings.  The cost reductions also include various non-employee expenses.  In connection with this, the Company expects to incur a one-time charge of approximately $8 million in the third quarter of 2019.

Operating and Financial Results

The following table summarizes the operating and financial results for the second quarter of 2019 and 2018, including non-cash charges recorded during those periods:

	Three Months Ended
	June 30,
	2019	2018
Production (MBOE/d)	127.09	126.18
Net cash provided by operating activities-MM	$233.4	$310.4
Discretionary cash flow-MM (1)	$225.4	$269.6
Realized price ($/BOE)	$37.10	$41.20
Total operating revenues-MM	$426.3	$526.4
Net income (loss)-MM (2)	$(5.7)	$2.1
Per basic share	$(0.06)	$0.02
Per diluted share	$(0.06)	$0.02

Adjusted net income (loss)-MM (3)	$(25.7)	$57.3
Per basic share	$(0.28)	$0.63
Per diluted share	$(0.28)	$0.62

(1)A reconciliation of net cash provided by operating activities to discretionary cash flow is included later in this news release.

(2)Net income (loss) includes $22 million of pre-tax, non-cash derivative gains and $50 million of pre-tax, non-cash derivative losses for the three months ended June 30, 2019 and 2018, respectively.

(3)A reconciliation of net income (loss) to adjusted net income (loss) is included later in this news release.

The following table summarizes the first six months operating and financial results for 2019 and 2018, including non-cash charges recorded during those periods:

	Six Months Ended
	June 30,
	2019	2018
Production (MBOE/d)	127.87	126.61
Net cash provided by operating activities-MM	$381.9	$543.3
Discretionary cash flow-MM (1)	$424.9	$560.6
Realized price ($/BOE)	$35.43	$42.03
Total operating revenues-MM	$815.8	$1,041.5
Net income (loss)-MM (2)	$(74.6)	$17.1
Per basic share	$(0.82)	$0.19
Per diluted share	$(0.82)	$0.19

Adjusted net income (loss)-MM (3)	$(22.7)	$141.0
Per basic share	$(0.25)	$1.55
Per diluted share	$(0.25)	$1.54

(1)A reconciliation of net cash provided by operating activities to discretionary cash flow is included later in this news release.

(2)Net income (loss) includes $42 million and $78 million of pre-tax, non-cash derivative losses for the six months ended June 30, 2019 and 2018, respectively.

(3)A reconciliation of net income (loss) to adjusted net income (loss) is included later in this news release.

Other Financial and Operating Results

The following table summarizes the Company’s net production and commodity prices realized for the quarters ended June 30, 2019 and 2018:

	Three Months Ended
	June 30,
	2019	2018	Change
Production
Oil (MMBbl)	7.46	7.71	(3%)
NGLs (MMBbl)	1.93	1.88	3%
Natural gas (Bcf)	13.03	11.34	15%
Total equivalent (MMBOE)	11.57	11.48	1%
Average sales price
Oil (per Bbl):
Price received	$54.14	$62.61	(14%)
Effect of crude oil hedging (1)	0.38	(6.92)
Realized price (2)	$54.52	$55.69	(2%)
Weighted average NYMEX price (per Bbl) (3)	$59.73	$67.91	(12%)
NGLs (per Bbl):
Realized price	$8.43	$15.26	(45%)
Natural gas (per Mcf):
Realized price	$0.47	$1.32	(64%)
Weighted average NYMEX price (per MMBtu) (3)	$2.58	$2.77	(7%)

(1)Whiting received  $3 million and paid $53 million in pre-tax cash settlements on its crude oil hedges during the second quarter of 2019 and 2018, respectively.  A summary of Whiting’s outstanding hedges is included later in this news release.

(2)Whiting’s realized prices  were reduced by $2.07 per Bbl and $1.10 per Bbl in the second quarter of 2019 and 2018, respectively, due to the Redtail deficiency payment.  The contract ends in April 2020.

(3)Average NYMEX prices weighted for monthly production volumes.

Second Quarter and First Half  2019 Costs and Margins

A summary of production and cash revenues and cash costs on a per BOE basis is as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
	(per BOE, except production)
Production (MMBOE)	11.57	11.48	23.15	22.92

Sales price, net of hedging	$37.10	$41.20	$35.43	$42.03
Lease operating expense	7.52	6.55	7.39	6.80
Transportation, gathering, compression and other	0.96	0.97	0.91	0.98
Production and ad valorem tax	3.41	4.01	2.92	3.66
Cash general & administrative	2.47	2.62	2.55	2.49
Exploration	0.87	0.48	0.86	0.47
Cash interest expense	3.53	3.55	3.50	3.75
	$18.34	$23.02	$17.30	$23.88

Outlook for Full-Year 2019

The Company has adjusted its full-year guidance to reflect second quarter results and a revised outlook for the second half of 2019.

The following table provides guidance for the full-year 2019 based on current forecasts, including Whiting’s full-year capital budget of $800  to $840 million. Oil production in the second half of the year is forecast to average 78,000 to 82,500 Bbl/d.  Third quarter capital expenditures are anticipated to be $230 to $240 million.  In the fourth quarter, the Company anticipates a significant reduction in capital expenditures as it slows development activity and accumulates an inventory of drilled uncompleted wells.

Full-Year Guidance 2019
Production (MMBOE) (1)	45.0 - 46.5
Lease operating expense per BOE	$ 7.15 - $ 7.55
Transportation, gathering, compression and other per BOE	$ 0.80 - $ 1.05
General and administrative expense per BOE (2)	$ 2.55 - $ 2.85
Interest expense per BOE	$ 4.00 - $ 4.40
Depreciation, depletion and amortization per BOE	$16.90 - $17.95
Production and ad valorem taxes (% of sales revenue)	8.2% - 8.6%
Oil price differential to NYMEX per Bbl (3)	($5.00) - ($6.00)
Gas price differential to NYMEX per Mcf	($1.25) - ($1.75)

(1)    Adjusted for announced asset sales of 703 BOE/d.

(2)    Includes a one-time reorganization charge of approximately $8 million, which the Company expects to realize in the third quarter of 2019.

(3)    Does not include the effects of NGLs.

Commodity Derivative Contracts

Whiting is 59% hedged for the remainder of 2019 and 19% hedged for the first half of 2020 as a percentage of June 2019 production.

The following summarizes Whiting’s crude oil hedges as of July 12, 2019:

		Contracted Crude	Weighted Average	As a Percentage of
Derivative	Hedge	(Average Bbls	NYMEX Price	June 2019
Instrument	Period	per Month)	(Per Bbl)	Oil Production
Collars			Floor/Ceiling
	Jul - Sep 2019	900,000	$52.56 - $75.17	35.5%
	Oct - Dec 2019	900,000	$52.56 - $75.17	35.5%
	Jan - Mar 2020	121,333	$55.00 - $67.33	4.8%
	Apr - Jun 2020	121,333	$55.00 - $67.33	4.8%

Swaps			Fixed Price
	Jul - Sep 2019	583,333	$61.35	23.0%
	Oct - Dec 2019	600,000	$61.32	23.6%
	Jan - Mar 2020	364,000	$58.88	14.3%
	Apr - Jun 2020	364,000	$58.88	14.3%

Selected Operating and Financial Statistics

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Selected operating statistics:
Production
Oil, MBbl	7,460	7,711	14,994	15,450
NGLs, MBbl	1,933	1,882	3,879	3,698
Natural gas, MMcf	13,035	11,337	25,632	22,610
Oil equivalents, MBOE	11,565	11,482	23,145	22,917
Average prices
Oil per Bbl (excludes hedging)	$54.14	$62.61	$50.91	$60.61
NGLs per Bbl	$8.43	$15.26	$7.52	$19.34
Natural gas per Mcf	$0.47	$1.32	$0.91	$1.48
Per BOE data
Sales price (including hedging)	$37.10	$41.20	$35.43	$42.03
Lease operating	$7.52	$6.55	$7.39	$6.80
Transportation, gathering, compression and other	$0.96	$0.97	$0.91	$0.98
Production and ad valorem taxes	$3.41	$4.01	$2.92	$3.66
Depreciation, depletion and amortization	$17.55	$17.36	$17.33	$16.90
General and administrative	$2.82	$2.75	$2.92	$2.75
Selected financial data:
(In thousands, except per share data)
Total operating revenues	$426,264	$526,403	$815,753	$1,041,486
Total operating expenses	$360,383	$476,633	$795,869	$893,525
Total other expense, net	$48,086	$47,650	$95,869	$130,829
Net income (loss)	$(5,687)	$2,120	$(74,612)	$17,132
Income (loss) per common share, basic	$(0.06)	$0.02	$(0.82)	$0.19
Income (loss) per common share, diluted	$(0.06)	$0.02	$(0.82)	$0.19
Weighted average shares outstanding, basic	91,286	90,940	91,261	90,916
Weighted average shares outstanding, diluted	91,286	91,869	91,261	91,821
Net cash provided by operating activities	$233,424	$310,413	$381,933	$543,280
Net cash used in investing activities	$(227,178)	$(224,853)	$(422,645)	$(402,300)
Net cash provided by (used in) financing activities	$(1,258)	$(99,462)	$33,785	$(1,003,746)

Selected Financial Data

For further information and discussion on the selected financial data below, please refer to Whiting Petroleum Corporation’s Quarterly Report on Form 10‑Q for the quarter ended June 30, 2019 to be filed with the Securities and Exchange Commission.

WHITING PETROLEUM CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(in thousands)

	June 30,	December 31,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$6,680	$13,607
Accounts receivable trade, net	292,972	294,468
Derivative assets	25,971	68,342
Prepaid expenses and other	17,427	22,009
Total current assets	343,050	398,426
Property and equipment:
Oil and gas properties, successful efforts method	12,618,237	12,195,659
Other property and equipment	168,771	134,212
Total property and equipment	12,787,008	12,329,871
Less accumulated depreciation, depletion and amortization	(5,391,064)	(5,003,509)
Total property and equipment, net	7,395,944	7,326,362
Other long-term assets	36,732	34,785
TOTAL ASSETS	$7,775,726	$7,759,573

		(Continued)

WHITING PETROLEUM CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(in thousands)

	June 30,	December 31,
	2019	2018
LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$542,716	$-
Accounts payable trade	85,261	42,520
Revenues and royalties payable	186,647	228,284
Accrued capital expenditures	89,049	73,178
Accrued liabilities and other	65,796	69,013
Accrued interest	56,832	55,080
Accrued lease operating expenses	40,527	37,499
Taxes payable	28,088	31,357
Total current liabilities	1,094,916	536,931
Long-term debt	2,303,864	2,792,321
Asset retirement obligations	133,410	131,544
Operating lease obligations	13,000	-
Deferred income taxes	-	1,373
Other long-term liabilities	29,909	27,088
Total liabilities	3,575,099	3,489,257
Commitments and contingencies
Equity:
Common stock, $0.001 par value, 225,000,000 shares authorized; 91,891,065 issued and 91,298,629 outstanding as of June 30, 2019 and 92,067,216 issued and 91,018,692 outstanding as of December 31, 2018	92	92
Additional paid-in capital	6,419,093	6,414,170
Accumulated deficit	(2,218,558)	(2,143,946)
Total equity	4,200,627	4,270,316
TOTAL LIABILITIES AND EQUITY	$7,775,726	$7,759,573

		(Concluded)

WHITING PETROLEUM CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
OPERATING REVENUES
Oil, NGL and natural gas sales	$426,264	$526,403	$815,753	$1,041,486
OPERATING EXPENSES
Lease operating expenses	86,987	75,323	171,064	155,744
Transportation, gathering, compression and other	11,128	11,137	20,969	22,608
Production and ad valorem taxes	39,420	46,023	67,576	84,002
Depreciation, depletion and amortization	203,009	199,294	401,141	387,213
Exploration and impairment	13,406	13,787	33,155	29,073
General and administrative	32,573	31,601	67,547	63,081
Derivative (gain) loss, net	(24,877)	103,483	38,028	156,147
(Gain) loss on sale of properties	1,063	(1,090)	1,086	1,486
Amortization of deferred gain on sale	(2,326)	(2,925)	(4,697)	(5,829)
Total operating expenses	360,383	476,633	795,869	893,525
INCOME FROM OPERATIONS	65,881	49,770	19,884	147,961
OTHER INCOME (EXPENSE)
Interest expense	(48,728)	(48,331)	(96,827)	(101,230)
Loss on extinguishment of debt	-	(808)	-	(31,968)
Interest income and other	642	1,489	958	2,369
Total other expense	(48,086)	(47,650)	(95,869)	(130,829)
INCOME (LOSS) BEFORE INCOME TAXES	17,795	2,120	(75,985)	17,132
INCOME TAX EXPENSE (BENEFIT)
Deferred income tax expense (benefit)	23,482	-	(1,373)	-
NET INCOME (LOSS)	$(5,687)	$2,120	$(74,612)	$17,132
INCOME (LOSS) PER COMMON SHARE
Basic	$(0.06)	$0.02	$(0.82)	$0.19
Diluted	$(0.06)	$0.02	$(0.82)	$0.19
WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	91,286	90,940	91,261	90,916
Diluted	91,286	91,869	91,261	91,821

WHITING PETROLEUM CORPORATION

Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss)

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Net income (loss)	$(5,687)	$2,120	$(74,612)	$17,132
Adjustments:
Amortization of deferred gain on sale	(2,326)	(2,925)	(4,697)	(5,829)
(Gain) loss on sale of properties	1,063	(1,090)	1,086	1,486
Impairment expense	3,336	8,260	13,179	18,310
Loss on extinguishment of debt	-	808	-	31,968
Total measure of derivative (gain) loss reported under U.S. GAAP	(24,877)	103,483	38,028	156,147
Total net cash settlements received (paid) on commodity derivatives during the period	2,813	(53,379)	4,343	(78,216)
Tax impact of adjustments above	-	-	-	-
Adjusted net income (loss)(1)	$(25,678)	$57,277	$(22,673)	$140,998
Adjusted net income (loss) per share, basic	$(0.28)	$0.63	$(0.25)	$1.55
Adjusted net income (loss) per share, diluted	$(0.28)	$0.62	$(0.25)	$1.54

(1)    Adjusted Net Income (Loss) is a non-GAAP financial measure. Management believes it provides useful information to investors for analysis of Whiting’s fundamental business on a recurring basis.  In addition, management believes that Adjusted Net Income (Loss) is widely used by professional research analysts and others in valuation, comparison and investment recommendations of companies in the oil and gas exploration and production industry, and many investors use the published research of industry research analysts in making investment decisions.  Adjusted Net Income (Loss) should not be considered in isolation or as a substitute for net income, income from operations, net cash provided by operating activities or other income, cash flow or liquidity measures under U.S. GAAP and may not be comparable to other similarly titled measures of other companies.

WHITING PETROLEUM CORPORATION

Reconciliation of Net Cash Provided by Operating Activities to Discretionary Cash Flow

(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Net cash provided by operating activities	$233,424	$310,413	$381,933	$543,280
Operating cash outflow for settlement of commodity derivative contract	-	-	-	61,036
Exploration	10,070	5,527	19,976	10,763
Changes in working capital	(18,065)	(46,348)	23,005	(54,479)
Discretionary cash flow (1)	$225,429	$269,592	$424,914	$560,600

(1)   Discretionary cash flow is a non-GAAP measure.  Such measure is presented because management believes it provides useful information to investors for analysis of the Company’s ability to internally fund acquisitions, exploration and development.  Discretionary cash flow should not be considered in isolation or as a substitute for net income, income from operations, net cash provided by operating activities or other income, cash flow or liquidity measures under U.S. GAAP and may not be comparable to other similarly titled measures of other companies.

Conference Call

The Company’s management will host a conference call with investors, analysts and other interested parties on Thursday,  August 1, 2019 at 8:30 a.m. ET (7:30 a.m. CT, 6:30 a.m. MT) to discuss Whiting’s second quarter 2019 financial and operating results.  Participants are encouraged to pre-register for the conference call by clicking on the following link: http://dpregister.com/10133892.  Callers who pre-register will be given a unique telephone number and PIN to gain immediate access on the day of the call.

Those without internet access or unable to pre-register may join the live call by dialing: (877) 328-5506 (U.S.), (866) 450-4696 (Canada) or (412) 317-5422 (International) to be connected to the call.  Presentation slides will be available at http://www.whiting.com by clicking on the “Investor Relations” box on the menu and then on the link titled "Presentations & Events."

A telephonic replay will be available beginning one to two hours after the call on Thursday, August 1, 2019 and continuing through Thursday, August 8, 2019.  You may access this replay at (877) 344-7529 (U.S.), (855) 669-9658 (Canada) or (412) 317-0088 (International) and enter the replay access code 10133892.    You may also access a web archive at http://www.whiting.com beginning one to two hours after the conference call.

About Whiting Petroleum Corporation

Whiting Petroleum Corporation, a Delaware corporation, is an independent oil and gas company that develops, produces, acquires and explores for crude oil, natural gas and natural gas liquids primarily in the Rocky Mountains region of the United States.  The Company’s largest projects are in the Bakken and Three Forks plays in North Dakota and Montana and the Niobrara play in northeast Colorado.  The Company trades publicly under the symbol WLL on the New York Stock Exchange.  For further information, please visit http://www.whiting.com.

Forward-Looking Statements

This news release contains statements that we believe to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All statements other than historical facts, including, without limitation, statements regarding our future financial position, business strategy, projected revenues, earnings, costs, capital expenditures and debt levels, and plans and objectives of management for future operations, are forward-looking statements.  When used in this news release, words such as we “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe” or “should” or the negative thereof or variations thereon or similar terminology are generally intended to identify forward-looking statements.  Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements.

These risks and uncertainties include, but are not limited to: declines in or extended periods of low oil, NGL or natural gas prices; our level of success in exploration, development and production activities; risks related to our level of indebtedness, ability to comply with debt covenants and periodic redeterminations of the borrowing base under our credit agreement; the geographic concentration of our operations; the ability to achieve the benefits of our organizational redesign and cost reduction strategy; impacts to financial statements as a result of impairment write-downs; federal and state initiatives relating to the regulation of hydraulic fracturing and air emissions; revisions to reserve estimates as a result of changes in commodity prices, regulation and other factors; adverse weather conditions that may negatively impact development or production activities; the timing of our exploration and development expenditures; inaccuracies of our reserve estimates or our assumptions underlying them; risks relating to any unforeseen liabilities of ours; our ability to generate sufficient cash flows from operations to meet the internally funded portion of our capital expenditures budget; our ability to obtain external capital to finance exploration and development operations; our ability to successfully complete asset dispositions and the risks related thereto; unforeseen underperformance of or liabilities associated with acquired properties; the impacts of hedging on our results of operations; failure of our properties to yield oil or gas in commercially viable quantities; availability of, and risks associated with, transport of oil and gas; our ability to drill producing wells on undeveloped acreage prior to its lease expiration; shortages of or delays in obtaining qualified personnel or equipment, including drilling rigs and completion services; uninsured or underinsured losses resulting from our oil and gas operations; our inability to access oil and gas markets due to market conditions or operational impediments; the impact and costs of compliance with laws and regulations governing our oil and gas operations; the potential impact of changes in laws that could have a negative effect on the oil and gas industry; our ability to replace our oil and natural gas reserves; negative impacts from litigation and legal proceedings; any loss of our senior management or technical personnel; competition in the oil and gas industry; cyber security attacks or failures of our telecommunication systems; and other risks described under the caption “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the period ended December 31, 2018.   We assume no obligation, and disclaim any duty, to update the forward-looking statements in this news release.

Readers are cautioned that initial production rates are subject to decline over time and should not be regarded as reflective of sustained production levels.  In particular, production from horizontal drilling in shale oil and natural gas resource plays and tight natural gas plays that are stimulated with extensive pressure fracturing are typically characterized by significant early declines in production rates.